REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                  ON INTERNAL CONTROL STRUCTURE



Board of Trustees
Stonebridge Funds Trust
Los Angeles, California


In planning and performing our audit of the financial statements of Stonebridge Growth Fund and Stonebridge Aggressive Growth Fund, each a series of shares of beneficial interest of Stonebridge Funds Trust, for the year ended October 31, 2000, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of the Funds is responsible for establishing and
maintaining an internal control structure.   In fulfilling this
responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of
internal control structure policies and procedures.   Two of the
objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control
structure, errors or irregularities may occur and not be
detected.   Also, projection of any evaluation of the structure
to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public
Accountants.   A material weakness is a condition in which the
design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal
course of performing their assigned functions.   However, we
noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of October 31, 2000.

This report is intended solely for the information and use of management and the Securities and Exchange Commission, and should not be used for any other purpose.


                                   TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
November 22, 2000